EXHIBIT 99.1

News Release
NASDAQ-GM — “TEAM”
FOR IMMEDIATE RELEASE, Monday, February 11, 2008
TechTeam Announces New Chief Executive Officer
Proven Executive with Successful Growth History to Lead Global IT Company
SOUTHFIELD, MICHIGAN, February 11, 2008...TechTeam Global, Inc. (the “Company”) (Nasdaq: TEAM), a worldwide provider of information technology (IT), enterprise support, and business process outsourcing services, today announced that Gary J. Cotshott, a 33-year veteran of Dell Inc. and NCR Corporation, has been named President and Chief Executive Officer and a Director effective immediately.
Commenting on the announcement, Chairman of the Board of Directors Alok Mohan said: “We conducted a comprehensive search for new leadership and were compelled by Gary’s strong track record, depth of experience, and knowledge of the IT Service industry. Throughout his professional career, Gary has successfully built, managed and grown complex IT service organizations on a global basis. As importantly, he has a proven track record of establishing high quality delivery and customer service platforms, building a global footprint and expanding service offerings to meet the ever-changing needs of customers. We are very excited to have Gary join our leadership team.”
As Vice President and General Manager of Dell Services, Mr. Cotshott led the formation, strategy and development of Dell Services, which grew from $250 million to $5.5 billion in worldwide reported revenue over a nine-year period. Mr. Cotshott began his career at NCR Corporation in 1974. His most recent role at NCR was Senior Vice President and General Manager, Worldwide Customer Services, where he had direct worldwide, line management responsibility for its $2.8 billion services division. He led this organization through a period of significant growth as well as a large scale restructuring of U.S., European and Japanese operations that improved profitability and customer satisfaction.
On his appointment, Mr. Cotshott commented, “I am delighted with the opportunity to lead TechTeam and believe that the Company has an exciting future. With an impressive array of great customers, high quality service delivery, talented employees and compelling service offerings, the Company is aligned well with the growing need for cost optimization and selective outsourcing within IT organizations. I look forward to building on this foundation through intense customer focus, solid execution and a strategy that will drive our continued growth and profitability.”
Global Headquarters
27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone (248) 357-2866 • Fax (248) 357-2570 • www.techteam.com
European Headquarters
Zweefvliegtuigstraat 10 Rue du planneur — 1130 Brussels — Belgium • Telephone +32 2 620 20 20 • Fax +32 2 726 05 45
www.techteam.eu
Government Solutions Headquarters
3863 Centerview Drive, Suite 150, Chantilly, Virginia 20151 • Telephone (703) 956-8200 • Fax (703) 956-8201
www.techteam.com/governmentsolutions

News Release
In accordance with the previously announced succession plan, Mr. Cotshott succeeds William C. (Chris) Brown. Mr. Brown will remain with TechTeam though the end of his contract in an advisory capacity and will continue to serve on the Board of Directors of the Company. Both Messrs. Brown and Cotshott will participate in the Company’s conference call on February 19, 2008 to announce earnings for the fourth quarter of 2007.
“On behalf of the Board of Directors, I want to thank Chris for his outstanding contributions to TechTeam,” said Mr. Mohan, Chairman of the Board of Directors. “He has been instrumental in setting the company on a disciplined path of growth and profitability.”
About TechTeam Global, Inc.
TechTeam Global, Inc. is a worldwide provider of information technology, enterprise support and business process outsourcing services to Fortune 1000 corporations, multinational companies, product providers, small and medium-sized companies, and government entities. TechTeam’s ability to integrate computer services into a flexible, ITIL-based solution is a key element of its strategy. Partnerships with some of the world’s “best-in-class” corporations provide TechTeam with unique expertise and experience in providing information technology support solutions. For information about TechTeam Global, Inc. and its services, call 800-522-4451 from the United States or visit our Web sites at www.techteam.com and www.techteam.eu. TechTeam’s common stock is traded on the Nasdaq Global Market under the symbol “TEAM.”
Safe Harbor Statement
With the exception of statements regarding historical matters and statements regarding the Company’s current status, certain matters discussed herein are forward-looking and involve substantial risks and uncertainties. Statements concerning such forward-looking matters may be identified by the use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and similar expressions. Actual results, performance or achievements could differ materially from these forward-looking statements. Specifically, the experience and past performance of a new officer does not guarantee the future performance of the individual in the future. The forward-looking statements made by the Company in the press release are accurate as of this date. The Company is under no obligation to update these forward-looking statements.
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Contacts:
TechTeam Global, Inc.
Marc J. Lichtman
Vice President, Chief Financial Officer and Treasurer
(248) 357-2866
marc.lichtman@techteam.com
Global Headquarters
27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone (248) 357-2866 • Fax (248) 357-2570 • www.techteam.com
European Headquarters
Zweefvliegtuigstraat 10 Rue du planneur — 1130 Brussels — Belgium • Telephone +32 2 620 20 20 • Fax +32 2 726 05 45
www.techteam.eu
Government Solutions Headquarters
3863 Centerview Drive, Suite 150, Chantilly, Virginia 20151 • Telephone (703) 956-8200 • Fax (703) 956-8201
www.techteam.com/governmentsolutions